Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07959, No. 333-42161, No. 333-59305, No. 333-72531 and No. 333-52482) and the Registration Statements on Form S-3 (No. 333-35343, No. 333-33997, No. 333-71053, No. 333-52474, No. 333-90960 and No. 333-107286) of Endologix, Inc. of our report dated February 28, 2003, except for Note 17, as to which the date is March 4, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
September 25, 2003